REGISTRATION RIGHTS AGREEMENT


                    BY AND BETWEEN


          FREEPORT-McMoRan COPPER & GOLD INC.

                          AND

                  FCX INVESTMENT LTD.


                      AS ISSUERS,


                          AND


         MERRILL LYNCH, PIERCE, FENNER & SMITH
                         INCORPORATED,


                 AS INITIAL PURCHASER


              DATED AS OF AUGUST 7, 2001



     THIS REGISTRATION RIGHTS AGREEMENT (the
"Agreement") is made and entered into as of August 7, 2001, by and between Freeport-McMoRan Copper & Gold
Inc., a Delaware corporation (the "Company"), FCX
Investment Ltd., a Cayman Islands exempted limited liability company (the "Co-Obligor," and together with the Company, the "Issuers," and each an "Issuer") and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the
"Initial Purchaser") pursuant to that certain Purchase
Agreement, dated August 1, 2001 (the "Purchase
Agreement") between the Issuers and the Initial
Purchaser.

     In order to induce the Initial Purchaser to enter into the Purchase Agreement, the Issuers have agreed to provide the registration rights set forth in this Agreement. The execution of this Agreement is a condition to the closing under the Purchase Agreement.

     Each Issuer, jointly and severally, agrees with the Initial Purchaser (i) for its benefit as Initial
Purchaser and (ii) for the benefit of the beneficial owners (including the Initial Purchaser) from time to time of the Notes (as defined herein) and the beneficial owners from time to time of the Underlying
Common Stock (as defined herein) issued upon conversion of the Notes (each of the foregoing a "Holder" and together the "Holders"), as follows:

     Section 1.  Definitions.  Capitalized terms used
herein without definition shall have their respective meanings set forth in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

     "Affiliate" means with respect to any specified person, an "affiliate," as defined in Rule 144, of such person.

     "Amendment Effectiveness Deadline Date" has the meaning set forth in Section 2(d) hereof.

     "Applicable Conversion Price" as of any date of determination means the Conversion Price in effect as of such date of determination or, if no Notes are then outstanding, the Conversion Price that would be in effect were Notes then outstanding.

     "Business Day" means each Monday, Tuesday,
Wednesday, Thursday and Friday that is not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.

     "Common Stock" means the shares of Class A Common
Stock, par value $.10 per share, and Class B Common
Stock, par value $.10 per share, of the Company and any other shares of common stock as may constitute "Common
Stock" for purposes of the Indenture, including the Underlying Common Stock.

     "Conversion Price" has the meaning assigned to such term in the Indenture.

     "Damages Accrual Period" has the meaning set forth in Section 2(e) hereof.

     "Damages Payment Date" means each interest payment date under the Indenture in the case of Notes, and each January 31 and July 31 in the case of the Underlying
Common Stock.

     "Deferral Notice" has the meaning set forth in
Section 3(i) hereof.

     "Deferral Period" has the meaning set forth in
Section 3(i) hereof.

     "Effectiveness Deadline Date" has the meaning set forth in Section 2(a) hereof.

     "Effectiveness Period" means the period commencing on the last date of original issuance of the Notes and terminating upon the earliest of the following: (A) when all the Notes covered by the Shelf Registration
Statement have been sold pursuant to the Shelf
Registration Statement or when all shares of Common
Stock issued upon conversion of any such Notes that had not been sold pursuant to the Shelf Registration
Statement have been sold pursuant to the Shelf
Registration Statement and (B) when, in the written opinion of counsel to the Issuers, all outstanding
Registrable Securities held by persons that are not Affiliates of the Issuers may be resold without registration under the Securities Act pursuant to Rule
144(k) under the Securities Act or any successor provision thereto.

     "Event" has the meaning set forth in Section 2(e) hereof.

     "Event Date" has the meaning set forth in Section
2(e) hereof.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

     "Filing Deadline Date" has the meaning set forth in Section 2(a) hereof.

     "Holder" has the meaning set forth in the third paragraph of this Agreement.

     "Indenture" means the Indenture, dated as of August 7, 2001, between the Issuers and The Bank of New
York, as trustee, pursuant to which the Notes are being issued.

     "Initial Purchaser" means Merrill Lynch, Pierce,
Fenner & Smith Incorporated.

     "Initial Shelf Registration Statement" has the meaning set forth in Section 2(a) hereof.

     "Issue Date" means the first date of original issuance of the Notes.

     "Liquidated Damages Amount" has the meaning set forth in Section 2(e) hereof.

     "Material Event" has the meaning set forth in
Section 3(i) hereof.

     "Notes" means the 8 1/4% Convertible Senior Notes due
2006 of the Issuers to be purchased pursuant to the Purchase Agreement.

     "Notice and Questionnaire" means a written notice delivered to the Issuers containing substantially the information called for by the Selling Securityholder
Notice and Questionnaire attached as Annex A to the Offering Memorandum of the Issuers dated August 1, 2001 relating to the Notes.

     "Notice Holder" means, on any date, any Holder that has delivered a Notice and Questionnaire to the Issuers on or prior to such date, so long as all of their Registrable Securities that have been registered for resale pursuant to a Notice and Questionnaire have not been sold in accordance with a Registration
Statement.

     "Purchase Agreement" has the meaning set forth in the preamble hereof.

     "Prospectus" means the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 415 promulgated under the Securities Act), as amended or supplemented by any amendment or prospectus supplement, including post-effective amendments, and all materials incorporated by reference or explicitly deemed to be incorporated by reference in such Prospectus.

     "Record Holder" means (i) with respect to any Damages Payment Date relating to any Notes as to which any such Liquidated Damages Amount has accrued, the holder of record of such Note on the record date with respect to the interest payment date under the Indenture on which such Damages Payment Date shall occur and (ii) with respect to any Damages Payment Date relating to the Underlying Common Stock as to which any such Liquidated Damages Amount has accrued, the registered holder of such Underlying Common Stock fifteen (15) days prior to such Damages Payment Date.

     "Registrable Securities" means the Notes until such Notes have been converted into or exchanged for the Underlying Common Stock and, at all times the Underlying Common Stock and any securities into or for which such Underlying Common Stock has been converted or exchanged, and any security issued with respect thereto upon any stock dividend, split or similar event until, in the case of any such security, (A) the earliest of (i) its effective registration under the Securities Act and resale in accordance with the Registration Statement covering it, (ii) expiration of the holding period that would be applicable thereto under Rule 144(k) or (iii) its sale to the public pursuant to Rule 144 (or any similar provision then in force, but not Rule 144A) under the Securities Act, and
(B) as a result of the event or circumstance described in any of the foregoing clauses (i) through (iii), the legend with respect to transfer restrictions required under the Indenture are removed or removable in accordance with the terms of the Indenture or such legend, as the case may be.

     "Registration Expenses" has the meaning set forth in Section 5 hereof.

     "Registration Statement" means any registration statement of the Issuers that covers any of the Registrable Securities pursuant to the provisions of this Agreement including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all materials incorporated by reference or explicitly deemed to be incorporated by reference in such registration statement.

     "Restricted Securities" has the meaning given such term in Rule 144.

     "Rule 144" means Rule 144 under the Securities
Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

     "Rule 144A" means Rule 144A under the Securities
Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

     "SEC" means the Securities and Exchange
Commission.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

     "Shelf Registration Statement" has the meaning set forth in Section 2(a) hereof.

     "Subsequent Shelf Registration Statement" has the meaning set forth in Section 2(b) hereof.

     "TIA" means the Trust Indenture Act of 1939, as amended.

     "Trustee" means The Bank of New York, the Trustee under the Indenture.

     "Underlying Common Stock" means the Common Stock into which the Notes are convertible or issued upon any such conversion.

     Section 2.  Shelf Registration.  (a) The Issuers
shall prepare and file or cause to be prepared and filed with the SEC, as soon as practicable but in any event by the date (the "Filing Deadline Date") that is ninety (90) days after the Issue Date, a Registration
Statement for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities
Act (a "Shelf Registration Statement") registering the resale from time to time by Holders thereof of all of the Registrable Securities (the "Initial Shelf
Registration Statement"). The Initial Shelf
Registration Statement shall be on Form S-3 or another appropriate form permitting registration of such Registrable Securities for resale by such Holders in accordance with the reasonable methods of distribution elected by the Holders, approved by the Issuers, and set forth in the Initial Shelf Registration Statement.
The Issuers shall use their best efforts to cause the Initial Shelf Registration Statement to be declared effective under the Securities Act as promptly as is practicable but in any event by the date (the
"Effectiveness Deadline Date") that is one hundred eighty (180) days after the Issue Date, and to keep the Initial Shelf Registration Statement (or any Subsequent
Shelf Registration Statement) continuously effective under the Securities Act until the expiration of the Effectiveness Period. At the time the Initial Shelf
Registration Statement is declared effective, each Holder that became a Notice Holder on or prior to the date that is ten (10) Business Days prior to such time of effectiveness shall be named as a selling securityholder in the Initial Shelf Registration
Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of Registrable Securities in accordance with applicable law.

   (b) If the Initial Shelf Registration Statement or any Subsequent Shelf Registration Statement ceases to be effective for any reason at any time during the Effectiveness Period, the Issuers shall use their best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within five (5) Business Days of such cessation of effectiveness amend the Shelf Registration Statement in a manner reasonably expected to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional Shelf Registration
Statement covering all of the securities that as of the date of such filing are Registrable Securities (a
"Subsequent Shelf Registration Statement"). If a
Subsequent Shelf Registration Statement is filed, the
Issuers shall use their best efforts to cause the Subsequent Shelf Registration Statement to become effective as promptly as is practicable after such filing and to keep such Registration Statement (or subsequent Shelf Registration Statement) continuously effective until the end of the Effectiveness Period.

   (c) The Issuers shall supplement and amend the Shelf Registration Statement if required by the rules, regulations or instructions applicable to the registration form used by the Issuers for such Shelf
Registration Statement, if required by the Securities
Act or as reasonably requested by the Initial Purchaser or by the Trustee on behalf of the Holders of the Registrable Securities covered by such Shelf
Registration Statement.

   (d) Each Holder of Registrable Securities agrees that if such Holder wishes to sell Registrable
Securities pursuant to a Shelf Registration Statement and related Prospectus, it will do so only in accordance with this Section 2(d) and Section 3(i).
Each Holder of Registrable Securities wishing to sell
Registrable Securities pursuant to a Shelf Registration
Statement and related Prospectus agrees to deliver a Notice and Questionnaire to the Issuers at least three
(3) Business Days prior to any intended distribution of Registrable Securities under the Shelf Registration
Statement; provided that Holders of Registrable
Securities shall have at least twenty (20) Business
Days from the date on which the Notice and Questionnaire is first received by such Holders to return a completed and signed Notice and Questionnaire to the Issuers. From and after the date the Initial
Shelf Registration Statement is declared effective, the Issuers shall, as promptly as practicable after the date a Notice and Questionnaire is delivered, and in any event within the later of (x) five (5) Business
Days after such date or (y) five (5) Business Days after the expiration of any Deferral Period in effect when the Notice and Questionnaire is delivered or put into effect within five (5) Business Days of such delivery date, (i) if required by applicable law, file with the SEC a post-effective amendment to the Shelf
Registration Statement or, if required by applicable law, prepare and file a supplement to the related
Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that the Holder delivering such Notice and Questionnaire is named as a selling securityholder in the Shelf Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of the Registrable Securities in accordance with applicable law and, if the Issuers shall file a post-effective amendment to the Shelf Registration
Statement, use their best efforts to cause such post-effective amendment to be declared effective under the Securities Act as promptly as is practicable, but in any event by the date (the "Amendment Effectiveness
Deadline Date") that is thirty (30) days after the date such post-effective amendment is required by this clause to be filed; (ii) provide such Holder copies of any documents filed pursuant to Section 2(d)(i); and
(iii) notify such Holder as promptly as practicable after the effectiveness under the Securities Act of any post-effective amendment filed pursuant to Section
2(d)(i); provided that if such Notice and Questionnaire is delivered during a Deferral Period, or a Deferral
Period is put into effect within five (5) Business Days after such delivery date, the Issuers shall so inform the Holder delivering such Notice and Questionnaire and shall take the actions set forth in clauses (i), (ii) and (iii) above within five (5) Business Days after expiration of the Deferral Period in accordance with
Section 3(i); provided further that if under applicable law, the Issuers have more than one option as to the type or manner of making any such filing, the Issuers will make the required filing or filings in the manner or of a type that is reasonably expected to result in the earliest availability of the Prospectus for effecting resales of Registrable Securities.
Notwithstanding anything contained herein to the contrary, the Issuers shall be under no obligation to name any Holder that is not a Notice Holder as a selling securityholder in any Registration Statement or related Prospectus; provided, however, that any Holder that becomes a Notice Holder pursuant to the provisions of this Section 2(d) (whether or not such Holder was a Notice Holder at the time the Registration Statement was declared effective) shall be named as a selling securityholder in the Registration Statement or related
Prospectus in accordance with the requirements of this
Section 2(d).

   (e) The parties hereto agree that the Holders of Registrable Securities will suffer damages, and that it would not be feasible to ascertain the extent of such damages with precision, if (i) the Initial Shelf
Registration Statement has not been filed on or prior to the Filing Deadline Date, (ii) the Initial Shelf
Registration Statement has not been declared effective under the Securities Act on or prior to the Effectiveness Deadline Date, (iii) the Issuers have failed to perform their obligations set forth in
Section 2(b) within the time period required therein,
(iv) the Issuers have failed to perform their obligations set forth in Section 2(d) within the time periods required therein or (v) the aggregate duration of Deferral Periods in any period exceeds the number of days permitted in respect of such period pursuant to
Section 3(i) hereof (each of the events of a type described in any of the foregoing clauses (i) through
(v) are individually referred to herein as an "Event," and the Filing Deadline Date in the case of clause (i), the Effectiveness Deadline Date in the case of clause
(ii), the date by which the Issuers are required to perform their obligations set forth in Section 2(b) in the case of clause (iii), the date by which the Issuers are required to perform their obligations set forth in
Section 2(d) in the case of clause (iv) (including the filing of any post-effective amendment prior to the Amendment Effectiveness Deadline Date), and the date on which the aggregate duration of Deferral Periods in any period exceeds the number of days permitted by Section
3(i) hereof in the case of clause (v), being referred to herein as an "Event Date"). Events shall be deemed to continue until the following dates with respect to the respective types of Events: the date the Initial
Shelf Registration Statement is filed in the case of an Event of the type described in clause (i), the date the Initial Shelf Registration Statement is declared effective under the Securities Act in the case of an Event of the type described in clause (ii), the date the Issuers perform their obligations set forth in
Section 2(b) in the case of an Event of the type described in clause (iii), the date the Issuers perform their obligations set forth in Section 2(d) in the case of an Event of the type described in clause (iv)
(including, without limitation, the date the relevant post-effective amendment to the Shelf Registration
Statement is declared effective under the Securities
Act), and termination of the Deferral Period that caused the limit on the aggregate duration of Deferral
Periods in a period set forth in Section 3(i) to be exceeded in the case of the commencement of an Event of the type described in clause (v).

     Accordingly, commencing on (and including) any Event Date and ending on (but excluding) the next date on which there are no Events that have occurred and are continuing (a "Damages Accrual Period"), each Issuer, jointly and severally, agrees to pay, as liquidated damages and not as a penalty, an amount (the
"Liquidated Damages Amount"), payable on the Damages
Payment Dates to Record Holders of Notes that are
Registrable Securities and of shares of Underlying
Common Stock issued upon conversion of Notes that are Registrable Securities, as the case may be, accruing, for each portion of such Damages Accrual Period beginning on and including a Damages Payment Date (or, if the first date of any Damages Accrual Period for which the Liquidated Damages Amount is to be paid to Holders as a result of the occurrence of any particular
Event is other than a Damages Payment Date, then the Event Date) and ending on but excluding the first to occur of (A) the date of the end of the Damages Accrual
Period or (B) the next Damages Payment Date, at a rate per annum equal to one-quarter of one percent (0.25%) for the first 90-day period from the Event Date, and thereafter at a rate per annum equal to one-half of one percent (0.5%) of (i) the aggregate principal amount of such Notes or, without duplication, (ii) in the case of Notes that have been converted into or exchanged for Underlying Common Stock, the Applicable Conversion
Price of such shares of Underlying Common Stock on the date of conversion, as the case may be, in each case determined as of the Business Day immediately preceding the next Damages Payment Date; provided that in the case of a Damages Accrual Period that is in effect solely as a result of an Event of the type described in clause (iv) of the immediately preceding paragraph, such Liquidated Damages Amount shall be paid only to the Holders that have delivered Notice and Questionnaires that caused the Issuers to incur the obligations set forth in Section 2(d) the non-performance of which is the basis of such Event:
provided further that any Liquidated Damages Amount accrued with respect to any Note or portion thereof called for redemption on a redemption date or converted into Underlying Common Stock on a conversion date prior to the Damages Payment Date, shall, in any such event, be paid instead to the Holder who submitted such Note or portion thereof for redemption or conversion on the applicable redemption date or conversion date, as the case may be, on such date (or promptly following the conversion date, in the case of conversion).
Notwithstanding the foregoing, no Liquidated Damages
Amounts shall accrue as to any Registrable Security from and after the earlier of (x) the date such security is no longer a Registrable Security and (y) expiration of the Effectiveness Period. The rate of accrual of the Liquidated Damages Amount with respect to any period shall not exceed the rate provided for in this paragraph notwithstanding the occurrence of multiple concurrent Events. Following the cure of all Events requiring the payment by the Issuers of Liquidated Damages Amounts to the Holders of
Registrable Securities pursuant to this Section, the accrual of Liquidated Damages Amounts will cease
(without in any way limiting the effect of any subsequent Event requiring the payment of Liquidated
Damages Amount by the Issuers).

     The Trustee shall be entitled, on behalf of Holders of Notes, to seek any available remedy for the enforcement of this Agreement, including for the payment of any Liquidated Damages Amount.
Notwithstanding the foregoing, the parties agree that the sole damages payable for a violation of the terms of this Agreement with respect to which liquidated damages are expressly provided shall be such liquidated damages.

     All of the Issuers' obligations set forth in this
Section 2(e) that are outstanding with respect to any Registrable Security at the time such security ceases to be a Registrable Security shall survive until such time as all such obligations with respect to such security have been satisfied in full (notwithstanding termination of this Agreement pursuant to Section
8(k)).

     The parties hereto agree that the liquidated damages provided for in this Section 2(e) constitute a reasonable estimate of the damages that may be incurred by Holders of Registrable Securities by reason of the failure of the Shelf Registration Statement to be filed or declared effective or available for effecting resales of Registrable Securities in accordance with the provisions hereof.

     Section 3.  Registration Procedures.  In
connection with the registration obligations of the Issuers under Section 2 hereof, the Issuers shall:

   (a)  Prepare and file with the SEC a Registration
Statement or Registration Statements on any appropriate form under the Securities Act available for the sale of the Registrable Securities by the Holders thereof in accordance with the intended method or methods of distribution thereof, and use their best efforts to cause each such Registration Statement to become effective and remain effective as provided herein;
provided that before filing any Registration Statement or Prospectus or any amendments or supplements thereto with the SEC, the Issuers shall furnish to the Initial
Purchaser and counsel for the Holders and for the Initial Purchaser (or, if applicable, separate counsel for the Holders) copies of all such documents proposed to be filed and use their best efforts to reflect in each such document when so filed with the SEC such comments as the such counsel reasonably shall propose within three (3) Business Days of the delivery of such copies to the Initial Purchaser and such counsel.

   (b) Prepare and file with the SEC such amendments and post-effective amendments to each Registration
Statement as may be necessary to keep such Registration
Statement continuously effective until the expiration of the Effectiveness Period; cause the related
Prospectus to be supplemented by any required
Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and use their best efforts to comply with the provisions of the Securities Act applicable to them with respect to the disposition of all securities covered by such Registration Statement during the Effectiveness Period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration
Statement as so amended or such Prospectus as so supplemented.

   (c) As promptly as practicable give notice to the Notice Holders, the Initial Purchaser and counsel for the Holders and for the Initial Purchaser (or, if applicable, separate counsel for the Holders) (i) when any Prospectus, Prospectus supplement, Registration
Statement or post-effective amendment to a Registration
Statement has been filed with the SEC and, with respect to a Registration Statement or any post-effective amendment, when the same has been declared effective,
(ii) of any request, following the effectiveness of the Initial Shelf Registration Statement under the
Securities Act, by the SEC or any other federal or state governmental authority for amendments or supplements to any Registration Statement or related
Prospectus or for additional information, (iii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of any Registration Statement or the initiation or threatening of any proceedings for that purpose, (iv) of the receipt by the Issuers of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (v) after the effective date of any Registration Statement filed pursuant to this Agreement of the occurrence of (but not the nature of or details concerning) a Material Event and (vi) of the determination by the Issuers that a post-effective amendment to a Registration Statement will be filed with the SEC, which notice may, at the discretion of the Issuers (or as required pursuant to Section 3(i)), state that it constitutes a Deferral Notice, in which event the provisions of Section 3(i) shall apply.

   (d) Use their best efforts to prevent the issuance of, and, if issued, to obtain the withdrawal of any order suspending the effectiveness of a Registration
Statement or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction in which they have been qualified for sale, in either case at the earliest possible moment, and provide prompt notice to each Notice Holder and the Initial Purchaser of the withdrawal of any such order.

   (e)  If reasonably requested by the Initial
Purchaser or any Notice Holder, as promptly as practicable incorporate in a Prospectus supplement or post-effective amendment to a Registration Statement such information as the Initial Purchaser, such Notice
Holder or counsel for the Holders and for the Initial
Purchaser (or, if applicable, separate counsel for the Holders) shall, on the basis of a written opinion of nationally-recognized counsel experienced in such matters, determine to be required to be included therein by applicable law and make any required filings of such Prospectus supplement or such post-effective amendment provided that the Issuers shall not be required to take any actions under this Section 3(e) that, in the written opinion of counsel for the Issuers, are not in compliance with appliance law.

   (f) As promptly as practicable furnish to each Notice Holder, counsel for the Holders and for the Initial Purchaser (or, if applicable, separate counsel for the Holders) and the Initial Purchaser, without charge, at least one (1) conformed copy of the Registration Statement and any amendment thereto, including financial statements but excluding schedules, all documents incorporated or deemed to be incorporated therein by reference and all exhibits (unless requested in writing to the Issuers by such Notice Holder, such counsel or the Initial Purchaser).

   (g) During the Effectiveness Period, deliver to each Notice Holder, counsel for the Holders and for the Initial Purchaser (or, if applicable, separate counsel for the Holders) and the Initial Purchaser, in connection with any sale of Registrable Securities pursuant to a Registration Statement, without charge, as many copies of the Prospectus or Prospectuses relating to such Registrable Securities (including each preliminary prospectus) and any amendment or supplement thereto as such Notice Holder may reasonably request;
and the Issuers hereby consent (except during such periods that a Deferral Notice is outstanding and has not been revoked) to the use of such Prospectus or each amendment or supplement thereto by each Notice Holder, in connection with any offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto in the manner set forth therein.

   (h)  Prior to any public offering of the Registrable
Securities pursuant to the Shelf Registration
Statement, use their best efforts to register or qualify or cooperate with the Notice Holders in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Notice Holder reasonably requests in writing (which request may be included in the Notice and Questionnaire); prior to any public offering of the Registrable Securities pursuant to the Shelf Registration Statement, use their best efforts to keep each such registration or qualification
(or exemption therefrom) effective during the Effectiveness Period in connection with such Notice
Holder's offer and sale of Registrable Securities pursuant to such registration or qualification (or exemption therefrom) and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of such Registrable
Securities in the manner set forth in the relevant
Registration Statement and the related Prospectus;
provided that the Issuers will not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where they would not otherwise be required to qualify but for this Agreement or (ii) take any action that would subject them to general service of process in suits or to taxation in any such jurisdiction where they are not then so subject.

   (i) Upon (A) the issuance by the SEC of a stop order suspending the effectiveness of the Shelf
Registration Statement or the initiation of proceedings with respect to the Shelf Registration Statement under
Section 8(d) or 8(e) of the Securities Act, (B) the occurrence of any event or the existence of any fact as a result of which any Registration Statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or any Prospectus shall contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (C) the occurrence or existence of any pending corporate development (a
"Material Event") that, in the reasonable discretion of the Issuers, makes it appropriate to suspend the availability of the Shelf Registration Statement and the related Prospectus, (i) in the case of clause (B) above, subject to the next sentence, as promptly as practicable prepare and file, if necessary pursuant to applicable law, a post-effective amendment to such Registration Statement or a supplement to the related
Prospectus or any document incorporated therein by reference or file any other required document that would be incorporated by reference into such Registration Statement and Prospectus so that such Registration Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and such Prospectus does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that the Issuers may rely on information provided by each Notice Holder with respect to such Notice Holder), as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, and, in the case of a post-effective amendment to a Registration Statement, subject to the next sentence, use their best efforts to cause it to be declared effective as promptly as is practicable, and
(ii) give notice to the Notice Holders and counsel for the Holders and for the Initial Purchaser (or, if applicable, separate counsel for the Holders) that the availability of the Shelf Registration Statement is suspended (a "Deferral Notice") and, upon receipt of any Deferral Notice, each Notice Holder agrees not to sell any Registrable Securities pursuant to the Registration Statement until such Notice Holder's receipt of copies of the supplemented or amended
Prospectus provided for in clause (i) above, or until it is advised in writing by the Issuers that the Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus. The Issuers will use their best efforts to ensure that the use of the Prospectus may be resumed (x) in the case of clause (A) above, as promptly as is practicable, (y) in the case of clause
(B) above, as soon as, in the reasonable judgment of the Issuers, the Registration Statement does not contain any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus does not contain any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (z) in the case of clause (C) above, as soon as, in the reasonable discretion of the Issuers, such suspension is no longer appropriate. The period during which the availability of the Registration Statement and any Prospectus is suspended (the "Deferral Period") without the Issuers incurring any obligation to pay liquidated damages pursuant to Section 2(e), shall not exceed thirty (30) days in any ninety- (90-) day period and ninety (90) days in any twelve- (12-) month period.

   (j) Make available for inspection during normal business hours by a representative for the Notice
Holders of such Registrable Securities, and any broker-dealers, attorneys and accountants retained by such Notice Holders, all relevant financial and other records and pertinent corporate documents and properties of the Issuers and their subsidiaries, and cause the appropriate officers, directors and employees of the Issuers and their subsidiaries to make available for inspection during normal business hours all relevant information reasonably requested by such representative for the Notice Holders, or any such broker-dealers, attorneys or accountants in connection with such disposition, in each case as is customary for similar "due diligence" examinations; provided, however, that such persons shall first agree in writing with the Issuers that any information that is reasonably and in good faith designated by the Issuers in writing as confidential at the time of delivery of such information shall be kept confidential by such persons and shall be used solely for the purposes of exercising rights under this Agreement, unless (i) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities, (ii) disclosure of such information is required by law (including any disclosure requirements pursuant to federal securities laws in connection with the filing of any Registration
Statement or the use of any Prospectus referred to in this Agreement), (iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard by any such person or (iv) such information becomes available to any such person from a source other than the Issuers and such source is not bound by a confidentiality agreement or is not otherwise under a duty of trust to the Issuers, and provided that the foregoing inspection and information gathering shall, to the greatest extent possible, be coordinated on behalf of all the Notice
Holders and the other parties entitled thereto by the counsel referred to in Section 5.

   (k)  Comply with all applicable rules and
regulations of the SEC and make generally available to its securityholders earning statements (which need not be audited) satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any 12-month period
(or 90 days after the end of any 12-month period if such period is a fiscal year) commencing on the first day of the first fiscal quarter of the Issuers commencing after the effective date of a Registration
Statement, which statements shall cover said 12-month periods.

   (l) Cooperate with each Notice Holder to facilitate the timely preparation and delivery of certificates representing Registrable Securities sold pursuant to a Registration Statement, which certificates shall not bear any restrictive legends, and cause such Registrable Securities to be in such denominations as are permitted by the Indenture and registered in such names as such Notice Holder may request in writing at least (2) Business Days prior to any sale of such Registrable Securities.

   (m)  Provide a CUSIP number for all Registrable
Securities covered by each Registration Statement not later than the effective date of such Registration
Statement and provide the Trustee and the transfer agent for the Common Stock with printed certificates for the Registrable Securities that are in a form eligible for deposit with The Depository Trust Company.

   (n) Cooperate and assist in any filings required to be made with the National Association of Securities
Dealers, Inc.

   (o)  Upon (i) the filing of the Initial Registration
Statement and (ii) the effectiveness of the Initial
Registration Statement, announce the same, in each case by release to Business Wire.

   (p) Enter into such customary agreements and take all such other necessary actions in connection therewith (including those requested by the holders of a majority of the Registrable Securities being sold) in order to expedite or facilitate disposition of such Registrable Securities.

   (q) Cause the Indenture to be qualified under the TIA not later than the effective date of any Registration Statement; and in connection therewith, cooperate with the Trustee to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the TIA and execute, and use its best efforts to cause the Trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner.

     Section 4.  Holder's Obligations.  Each Holder
agrees, by acquisition of the Registrable Securities, that no Holder of Registrable Securities shall be entitled to sell any of such Registrable Securities pursuant to a Registration Statement or to receive a Prospectus relating thereto, unless such Holder has furnished the Issuers with a Notice and Questionnaire as required pursuant to Section 2(d) hereof (including the information required to be included in such Notice and Questionnaire) and the information set forth in the next sentence. Each Notice Holder agrees promptly to furnish to the Issuers all information required to be disclosed in order to make the information previously furnished to the Issuers by such Notice Holder not misleading and any other information regarding such Notice Holder and the distribution of such Registrable
Securities as the Issuers may from time to time reasonably request. Any sale of any Registrable
Securities by any Holder shall constitute a representation and warranty by such Holder that the information relating to such Holder and its plan of distribution is as set forth in the Prospectus delivered by such Holder in connection with such disposition, that such Prospectus does not as of the time of such sale contain any untrue statement of a material fact relating to or provided by such Holder or its plan of distribution and that such Prospectus does not as of the time of such sale omit to state any material fact relating to or provided by such Holder or its plan of distribution necessary in order to make the statements in such Prospectus, in the light of the circumstances under which they were made, not misleading.

     Section 5.  Registration Expenses.  Each Issuer,
jointly and severally, shall bear all fees and expenses incurred in connection with the performance by the Issuers of their obligations under Sections 2 and 3 of this Agreement whether or not any of the Registration
Statements are declared effective. Such fees and expenses ("Registration Expenses") shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses
(x) with respect to filings required to be made with the National Association of Securities Dealers, Inc.
and (y) of compliance with federal and state securities or Blue Sky laws (including, without limitation, reasonable fees and disbursements of counsel for the Holders in connection with Blue Sky qualifications of the Registrable Securities under the laws of such jurisdictions as the Notice Holders of a majority of the Registrable Securities being sold pursuant to a Registration Statement may designate), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust
Company), (iii) duplication expenses relating to copies of any Registration Statement or Prospectus delivered to any Holders hereunder, (iv) fees and disbursements of counsel for the Issuers and the fees and disbursements of one counsel for the Holders in connection with the Shelf Registration Statement, (v) fees and disbursements of the Trustee and its counsel and of the registrar and transfer agent for the Common
Stock and (vi) Securities Act liability insurance obtained by the Issuers in their sole discretion. In addition, the Issuers shall pay the internal expenses of the Issuers (including, without limitation, all salaries and expenses of officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing by the Issuers of the Registrable Securities on any securities exchange on which similar securities of the Issuers are then listed and the fees and expenses of any person, including special experts, retained by the Issuers.

     Section 6.  Indemnification; Contribution.

   (a) Each Issuer, jointly and severally, agrees to indemnify and hold harmless the Initial Purchaser, each Holder and each person, if any, who controls the Initial Purchaser or any Holder within the meaning of
Section 15 of the 1933 Act or Section 20 of the 1934
Act as follows:

        (i)  against any and all loss, liability,
     claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment or supplement thereto) pursuant to which Registrable
     Securities were registered under the 1933 Act, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

       (ii)  against any and all loss, liability,
     claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Issuers; and

      (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by any indemnified party), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Issuers by the Initial Purchaser or such Holder expressly for use in a Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto).

   (b) Each Holder severally, but not jointly, agrees to indemnify and hold harmless the Issuers, the Initial
Purchaser, the other selling Holders, and each of their respective directors and officers, and each person, if any, who controls the any Issuer, the Initial Purchaser or any other selling Holder within the meaning of
Section 15 of the 1933 Act or Section 20 of the 1934
Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in
Section 6(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Shelf Registration
Statement (or any amendment thereto) or any Prospectus included therein (or any amendment or supplement thereto) in reliance upon and in conformity with written information with respect to such Holder furnished to the Issuers by such Holder expressly for use in the Shelf Registration Statement (or any amendment thereto) or such Prospectus (or any amendment or supplement thereto); provided, however, that no such Holder shall be liable for any claims hereunder in excess of the amount of net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Shelf Registration Statement.

   (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure so to notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying party or parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

   (d) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

   (e)  If the indemnification provided for in this
Section 6 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other hand in connection with the statements or omissions that resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     The relative fault of the Issuers on the one hand and the Holders and the Initial Purchaser on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Issuers, the Holders or the Initial Purchaser and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Issuers, the Holders and the Initial Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 6(e) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above in this
Section 6(e). The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this
Section 6(e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

     Notwithstanding the provisions of this Section 6, neither the Initial Purchaser nor any Holder shall be required to indemnify or contribute any amount in excess of the amount by which the total price at which the Registrable Securities sold by Holder or underwritten by the Initial Purchaser, as the case may be, and distributed to the public were offered to the public exceeds the amount of any damages that such Holder or Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

     No person guilty of fraudulent misrepresentation
(within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     For purposes of this Section 6, each person, if any, who controls the Initial Purchaser or any Holder within the meaning of Section 15 of the Securities
Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Initial Purchaser or Holder, and each director of the Issuers, and each person, if any, who controls any Issuer within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act shall have the same rights to contribution as such Issuer.

     Section 7.  Information Requirements.  (a) Each
Issuer covenants that, if at any time before the end of the Effectiveness Period such Issuer is not subject to the reporting requirements of the Exchange
Act, it will cooperate with any Holder of Registrable
Securities and take such further reasonable action as any Holder of Registrable Securities may reasonably request in writing (including, without limitation, making such reasonable representations as any such Holder may reasonably request), all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 and Rule 144A under the Securities Act and customarily taken in connection with sales pursuant to such exemptions.
Upon the written request of any Holder of Registrable
Securities, each Issuer shall deliver to such Holder a written statement as to whether it has complied with such filing requirements, unless such a statement has been included in such Issuer's most recent report filed pursuant to Section 13 or Section
15(d) of Exchange Act. Notwithstanding the foregoing, nothing in this Section 7 shall be deemed to require the Issuers to register any of its securities (other than the Common Stock) under any section of the Exchange Act.

   (b) Each Issuer shall file the reports required to be filed by it under the Exchange Act and shall comply with all other requirements set forth in the instructions to Form S-3 in order to allow such Issuer to be eligible to file registration statements on Form
S-3.

     Section 8.  Miscellaneous.

   (a) No Conflicting Agreements. Each Issuer is not, as of the date hereof, a party to, nor shall it, on or after the date of this Agreement, enter into, any agreement with respect to its securities that conflicts with the rights granted to the Holders of Registrable
Securities in this Agreement. Each Issuer represents and warrants that the rights granted to the Holders of Registrable Securities hereunder do not in any way conflict with the rights granted to the holders of such Issuer's securities under any other agreements.
Notwithstanding the foregoing, the Initial Purchaser acknowledges that each Issuer is obligated, and may obligate itself from time to time in the future, to register its securities for other holders pursuant to separate registration statements.

   (b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Issuers have obtained the written consent of Holders of a majority of the then outstanding Underlying Common Stock constituting Registrable Securities (with Holders of
Notes deemed to be the Holders, for purposes of this Section, of the number of outstanding shares of Underlying Common Stock into which such Notes are or would be convertible or exchangeable as of the date on which such consent is requested). Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Registrable
Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders of Registrable Securities may be given by Holders of at least a majority of the Registrable Securities being sold by such Holders pursuant to such Registration
Statement; provided that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence. Each Holder of Registrable Securities outstanding at the time of any such amendment, modification, supplement, waiver or consent or thereafter shall be bound by any such amendment, modification, supplement, waiver or consent effected pursuant to this Section 8(b), whether or not any notice, writing or marking indicating such amendment, modification, supplement, waiver or consent appears on the Registrable Securities or is delivered to such Holder.

   (c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, by telecopier, by courier guaranteeing overnight delivery or by first-class mail, return receipt requested, and shall be deemed given (i) when made, if made by hand delivery, (ii) upon confirmation, if made by telecopier, (iii) one (1)
Business Day after being deposited with such courier, if made by overnight courier or (iv) on the date indicated on the notice of receipt, if made by first-class mail, to the parties as follows:

     (x) if to a Holder of Registrable Securities, at the most current address given by such Holder to the Issuers in a Notice and Questionnaire or any amendment thereto;

     (y) if to the Issuers, to:

         Freeport-McMoRan Copper & Gold Inc.
         FCX Investment Ltd.
         c/o Freeport-McMoRan Copper & Gold Inc.
         1615 Poydras Street
         New Orleans, Louisiana 70112
         Attention: Kathleen L. Quirk
         Telecopy No.: (504) 582-4511

     (z) if to the Initial Purchaser, to:

         Merrill Lynch, Pierce, Fenner & Smith
                      Incorporated
         North Tower
         World Financial Center
         New York, New York 10281
         Attention: Kevin J. Wilson
         Telecopy No.: (212) 449-1393

or to such other address as such person may have furnished to the other persons identified in this
Section 8(c) in writing in accordance herewith.

     (d Approval of Holders. Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder,
Registrable Securities held by the Issuers or their affiliates (as such term is defined in Rule 405 under the Securities Act) (other than the Initial Purchaser or subsequent Holders of Registrable Securities if such subsequent Holders are deemed to be such affiliates solely by reason of their holdings of such Registrable
Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

   (e   Successors and Assigns. Any person who
purchases any Registrable Securities from the Initial
Purchaser shall be deemed, for purposes of this Agreement, to be an assignee of the Initial Purchaser.
This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties and shall inure to the benefit of and be binding upon each Holder of any Registrable Securities.

   (f   Counterparts. This Agreement may be executed in
any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be original and all of which taken together shall constitute one and the same agreement.

   (g   Headings.  The headings in this Agreement are
for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

   (h   Governing Law. THIS AGREEMENT SHALL BE GOVERNED
BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE
STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS
PRINCIPLES THEREOF.

   (i   Severability.  If any term, provision, covenant
or restriction of this Agreement is held to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

   (j   Entire Agreement. This Agreement is intended by
the parties as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and the registration rights granted by the Issuers with respect to the Registrable Securities.
Except as provided in the Purchase Agreement, there are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the registration rights granted by the Issuers with respect to the Registrable Securities.
This Agreement supersedes all prior agreements and undertakings among the parties with respect to such registration rights. No party hereto shall have any rights, duties or obligations other than those specifically set forth in this Agreement. In no event will such methods of distribution take the form of an underwritten offering of the Registrable Securities without the prior agreement of the Issuers.

   (k   Termination. This Agreement and the obligations
of the parties hereunder shall terminate upon the end of the Effectiveness Period, except for any liabilities or obligations under Section 4, 5 or 6 hereof and the obligations to make payments of and provide for liquidated damages under Section 2(e) hereof to the extent such damages accrue prior to the end of the Effectiveness Period, each of which shall remain in effect in accordance with its terms.
     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                        FREEPORT-McMoRan COPPER & GOLD INC.



                        By:____________________________

                              Name:
                              Title:


                        FCX INVESTMENT LTD.



                        By:____________________________

                              Name:
                              Title:



Confirmed and accepted as of the date
first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH
                 INCORPORATED


By:______________________________________
      Name:
      Title: